*** CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND WILL BE FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST UNDER 17 C.F.R. SECTIONS 200.80(B)(4) AND 230.406.

EXHIBIT 10.40

FIFTH AMENDMENT TO THE DEVELOPMENT, MANUFACTURING AND SUPPLY AGREEMENT

This Fifth Amendment to the Development, Manufacturing and Supply Agreement (the “Fifth Amendment”), dated as of February 21, 2007, is between Kensey Nash Corporation, a Delaware corporation, having its principal place of business at 735 Pennsylvania Dr., Exton, PA 19341 (hereinafter referred to as “KNC”) and Orthovita, Inc., a Pennsylvania corporation, having its principal place of business at 77 Great Valley Parkway, Malvern, PA 19355 (hereinafter referred to as “Orthovita”).

WHEREAS, KNC and Orthovita are parties to a certain DEVELOPMENT, MANUFACTURING AND SUPPLY AGREEMENT, dated March 25, 2003, as amended (the “Agreement”);

WHEREAS, Orthovita and KNC desire to develop and commercialize an Additional Product, as defined in the Agreement, as a product line extension of Orthovita’s proprietary synthetic bioactive bone grafting material known as VITOSS;

WHEREAS, Orthovita and KNC desire to jointly pursue the foregoing; and

WHEREAS, KNC and Orthovita wish to amend the Agreement, as herein provided;

NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, KNC and Orthovita agree as follows:

1. Scope of This Fifth Amendment: This Fifth Amendment is meant to amend, modify or supercede only those specific Sections, rights, responsibilities, liabilities and/or covenants expressly stated in this Fifth Amendment, and only to the extent so stated; all other Sections and covenants of the Agreement shall remain unaffected and shall have their full force and effect.

2. Additional Product: Pursuant to Section 3.8 of the Agreement, KNC and Orthovita hereby designate BioActive VITOSS FOAM (as defined below) as an Initial Product. To effect this change, Section 1.19 of the Agreement shall hereby be amended and restated in its entirety as follows:

“1.19. “Initial Product(s)” shall mean any one or combination of [***]

3. Definition of Consignment Stock: Section 1.9 of the Agreement is hereby amended and restated in its entirety to read as follows:

“1.9 “Consignment Stock” shall mean the stock of (i) VITOSS and (ii) BioActive Ceramic Material maintained by KNC at its facility, or another facility of KNC’s choosing with prior written notice to Orthovita.”

4. Additional Defined Terms: It is hereby agreed that the following definitions shall be added to Article 1 of the Agreement:

“1.45. “BioActive Ceramic Material” shall mean [***]

“1.46. “Designated Product” shall mean a VITOSS FOAM product which shall be designated as the equivalent of a BioActive VITOSS FOAM product for purposes of calculating the Transfer Prices for BioActive VITOSS FOAM and the BioActive VITOSS FOAM Royalty, and the designation shall be based upon the equivalence of volumes or specific dimensions of the products and be reasonably agreed upon by the parties in writing from time to time prior to the sale of any BioActive VITOSS FOAM Product.”

“1.47 “BioActive VITOSS FOAM” shall mean VITOSS, combined with BioActive Ceramic Material and fibrous bovine collagen.”

5. BioActive VITOSS FOAM Term: The Initial Term of the Agreement, solely as it relates to BioActive VITOSS FOAM (including Sections 4.1, 4.3 and 4.5(k) of the Agreement as amended, added, or otherwise affected by this Fifth Amendment) shall, unless earlier terminated as provided in the Agreement, terminate upon the expiration of the last issued patent based on or claiming priority to [***], including any continuing, divisional, re-examination, and re-issue patents or applications, as appropriate. The Initial Term of the Agreement with respect to any other Initial Product(s) shall not be affected by this Fifth Amendment.

6. Sharing of Data: The first sentence of Section 3.6 of the Agreement is hereby amended and restated in its entirety to read as follows:

“3.6 Sharing of Data. Except with respect to proprietary manufacturing information related to a party’s respective proprietary materials and processes and proprietary information related to a party’s proprietary materials, all data generated from the Development Program, including, but not limited to, laboratory, animal and clinical data, and also including all regulatory filings and correspondence to all regulatory authorities relating to the Development Program, shall be owned by both parties jointly, and the party generating or receiving any such data shall promptly make available and share it with the other party; provided, however, that prior to sharing such data, each party may redact the proprietary information related to its respective proprietary manufacturing, materials and processes.”

7. Certain Restrictions Applicable to KNC. (a) The second sentence of Section 4.3 of the Agreement is hereby amended and restated in its entirety to read as follows:

“Subject to the provisions set forth in Section 4.5(k) and the use of the joint Intellectual Property set forth in Section 8.4 herein, nothing in this Agreement shall preclude KNC from continuing to conduct such business during the Term of this Agreement, or otherwise.”

*** CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND WILL BE FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST UNDER 17 C.F.R. SECTIONS 200.80(B)(4) AND 230.406.

(b) In addition, a new Section 4.5(k) is hereby added to the Agreement to read as follows:

“(k) not directly or indirectly, except as provided hereunder, knowingly or willfully sell, assist the sale of (through manufacturing, supply or otherwise), cause to be sold or otherwise dispose of any products or materials incorporating, nor assign, transfer, or grant any rights or license to any intellectual property for the coverage of the incorporation or combination of, BioActive Ceramic Material and any collagen, collagen composite, collagen derived material or collagen derived material composite, in each case, in the field of orthopedics, spine, trauma and craniomaxillofacial surgery. Additionally, KNC will not utilize the specific collagen or collagen composite formulation together with BioActive Ceramic Material established for the BioActive VITOSS FOAM Product in the field of dental or periodontal surgery. The restrictions set forth in this Section 4.5(k) shall survive for a one (1) year period following the effective date of termination of this Agreement if Orthovita terminates this Agreement in accordance with Section 14.2.”

8. Section 4.5(i) of the Agreement is hereby amended and restated in its entirety to read as follows:

“i. maintain Consignment Stock at its facility, at the KNC address first listed above, 735 Pennsylvania Dr., Exton, PA 19341, or another facility of KNC’s choosing with prior written notice to Orthovita, in accordance with cGMP, keep Consignment Stock identified as property of Orthovita, allow Orthovita to inspect the Consignment Stock during normal business hours upon reasonable request and prior written notice and shall make available to Orthovita, as requested, records regarding its usage, which KNC shall maintain as reasonably requested by Orthovita. KNC shall be responsible for any costs associated with excess usage, loss, or destruction (beyond that required by the Product Specifications and expected yields of the manufacturing process) caused by its negligent mishandling of Consignment Stock, for which it will reimburse Orthovita for Consignment Stock at Orthovita’s standard cost for the material; and”

9. BioActive VITOSS FOAM Products Royalty: It is hereby agreed that the following language is added to the end of Section 6.1 of the Agreement:

“Notwithstanding the foregoing, the royalty payable by Orthovita to KNC for BioActive VITOSS FOAM Products shall equal [***] of the Net Sales of BioActive VITOSS FOAM Product (“BioActive VITOSS FOAM Royalty”)[***]

10. Minimum Unit Sales: It is hereby agreed that the following language is added to Section 6.8 of the Agreement.

“Orthovita agrees to achieve Minimum Unit Sales of BioActive VITOSS FOAM Products during the first two years after its First Commercial Sale to the end use market. Notwithstanding anything to the contrary contained herein, BioActive VITOSS FOAM Products shall have separate and independently calculated Minimum Unit Sales requirements (cumulative by size and configuration) as

*** CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND WILL BE FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST UNDER 17 C.F.R. SECTIONS 200.80(B)(4) AND 230.406.

stated below, where one Unit is equivalent to one part number of BioActive VITOSS FOAM Product:

Year One: [***] Units

Year Two: [***] Units

Any failure by Orthovita to achieve Minimum Unit Sales for BioActive VITOSS FOAM Product shall not result in an increase to the BioActive VITOSS FOAM Royalty. In the event that Orthovita does not achieve Net Sales of BioActive VITOSS FOAM Products sufficient to pay royalties in the amount of [***] cumulatively during the first three years after its First Commercial Sale, Orthovita shall promptly reimburse KNC for development costs (at reasonable and billable manpower rates) for the BioActive VITOSS FOAM Products which have become Commercial Products, up to a maximum of [***] less the aggregate amount of royalties actually paid to KNC related to BioActive VITOSS FOAM Products.”

11. Transfer Price: The Transfer Price for BioActive VITOSS FOAM Products shall be as follows, and it is hereby agreed that the following language is added to Section 5.1 of the Agreement:

“BioActive VITOSS FOAM Products shall be invoiced at the Transfer Prices then in effect for the relevant Designated Products. Such Transfer Prices in effect on the Effective Date are attached hereto as Exhibit 5-A. Transfer Price quantity discounts shall be calculated on the aggregated orders of BioActive VITOSS FOAM Products and VITOSS FOAM Products. The parties acknowledge that the BioActive VITOSS FOAM Products will incorporate VITOSS and BioActive Ceramic Materials, both of which shall be supplied by Orthovita to KNC at no charge. Transfer Prices for BioActive VITOSS FOAM Products for which there is no corresponding Designated Product shall be determined in accordance with the Agreement.”

12. Change of Notice Address: Section 16.3 of the Agreement is hereby amended to provide that the address for notices, demands and communications to be sent to KNC or Orthovita under of or by reason of the provisions of the Agreement is as follows:

If to KNC:

Joseph W. Kaufmann, President and CEO

Kensey Nash Corporation

735 Pennsylvania Drive

Exton, PA 19341

With a copy to, which shall not constitute notice:

*** CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND WILL BE FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST UNDER 17 C.F.R. SECTIONS 200.80(B)(4) AND 230.406.

Jeffrey C. Kelly, Esq.

Kensey Nash Corporation

735 Pennsylvania Drive

Exton, PA 19341

If to ORTHOVITA:

Antony Koblish, President and CEO

Orthovita, Inc.

77 Great Valley Parkway

Malvern, PA 19355

With a copy to, which shall not constitute notice:

Christine J. Arasin, Corporate Counsel

Orthovita, Inc.

77 Great Valley Parkway

Malvern, PA 19355

13. Designated Products. The following VITOSS FOAM Products are Designated Products for the respective BioActive VITOSS FOAM Products set forth below:

BioActive VITOSS FOAM Product	Designated Product

BioActive VITOSS Foam Strip 25X50X4mm 5cc	VITOSS Foam Strip 25X50X4mm 5cc

BioActive VITOSS Foam Strip 25X50X8mm 10cc	VITOSS Foam Strip 25X50X8mm 10cc

BioActive VITOSS Foam Strip 25X100X4mm 10cc	VITOSS Foam Strip 25X100X4mm 10cc

BioActive VITOSS Foam Strip 25X100X8mm 20cc	VITOSS Foam Strip 25X100X8mm 20cc

14. Amendment and Waiver. This Fifth Amendment may be amended, and any provision of this Fifth Amendment may be waived, provided that any such amendment or waiver will be binding on each party only if same is set forth in a writing executed by such parties. Waiver of a breach of the Fifth Amendment shall not constitute a waiver of any other subsequent breach of the Fifth Amendment. The waiver of any provision of this Fifth Amendment shall not constitute a continuing waiver of that provision or a waiver of any other provision of this Fifth Amendment.

15. Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Fifth Amendment shall be done so in accordance with the provisions of the Agreement, as amended hereby.

16. Severability. Whenever possible, each provision of this Fifth Amendment will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Fifth Amendment is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Fifth Amendment.

17. Counterparts. This Fifth Amendment may be executed in one or more counterparts all of which taken together will constitute one and the same instrument.

18. Governing Law. The law of the Commonwealth of Pennsylvania will govern, without regard to the conflicts of law provisions thereof, all questions concerning the construction, validity and interpretation of this Fifth Amendment and the performance of the obligations imposed by this Fifth Amendment.

19. Headings. Section headings used in this Fifth Amendment are for convenience only and form no part or in any way modify or define the text of meaning or any provision of this Fifth Amendment.

IN WITNESS WHEREOF, the parties have executed this Fifth Amendment through their duly authorized representatives as of the date first written above.

ORTHOVITA, INC.		KENSEY NASH CORPORATION

By:	/s/ Antony Koblish	By:	/s/ Joseph W. Kaufmann
	Chief Executive Officer		President and CEO

EXHIBIT 5-A

[***]

*** CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND WILL BE FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST UNDER 17 C.F.R. SECTIONS 200.80(B)(4) AND 230.406.